WEYCO REPORTS THIRD QUARTER SALES AND EARNINGS

(Milwaukee, Wisconsin—November 3, 2009)  Weyco Group, Inc. (NASDAQ:WEYS) today announced financial results for the quarter ended September 30, 2009.

Net sales for the third quarter were $57.9 million, an increase of 1% from 2008 sales of $57.2 million.  Net earnings for the quarter were $3.4 million, down from $4.3 million in 2008.  Diluted earnings per share were $.29 per share in 2009 as compared with $.37 per share in the third quarter of 2008.

On January 23, 2009, the Company acquired a majority interest in a new subsidiary that subsequently purchased the Florsheim wholesale and retail businesses in Australia, Asia Pacific and South Africa (collectively “Florsheim Australia”).  The financial results of Florsheim Australia are included in the Company’s consolidated financial statements from the date of acquisition.  The Company previously had license agreements with these entities; consequently, no licensing revenues were recorded for these entities after January 23, 2009.

Net sales in the wholesale division, which includes North American wholesale sales and licensing revenues, were $42.4 million for the third quarter of 2009, compared with $48.8 million in 2008.  Wholesale product sales were $41.8 million in the third quarter of 2009, down from $47.8 million in 2008. In the wholesale division, sales of the Company’s Stacy Adams, Nunn Bush and Florsheim brands were down 10%, 7% and 21%, respectively.  Licensing revenues were $616,000 in 2009 and $991,000 in 2008.  The decrease in licensing revenues resulted from the Company’s acquisition of its licensees in Australia, Asia Pacific, and South Africa, described above, and also was due to a general trend of lower sales of the Company’s licensed products in the current challenging retail environment.

Net sales in the retail division, which includes sales from the Company’s North American retail stores and domestic Internet business, were $5.1 million in the third quarter of 2009, compared with $6.2 million in 2008.  The Company has two fewer stores this year compared with 2008.  Same store sales were down 9.5%.

Foreign sales, which include the wholesale and retail sales of Florsheim Europe and Florsheim Australia, were $10.5 million in the third quarter of 2009, compared to $2.2 million in 2008.  In 2009, Florsheim Europe’s net sales were $2.3 million, with the remaining $8.2 million representing sales of Florsheim Australia.

Operating earnings for the third quarter were $4.6 million, down from $6.3 million in 2008.  As a percent of sales, operating earnings fell from 11.1% in 2008 to 7.9% in 2009, due primarily to lower sales volumes in 2009.

“Our results continue to be impacted by the generally weak retail economy,” stated Tom Florsheim, Jr., Chairman and CEO of Weyco Group. “Our Company has strong brands and a lean cost structure and we believe that we will be well-positioned for success when the overall economy improves.”

Weyco Group will host a conference call on November 4, 2009, at 11:00 a.m. Eastern Time to discuss the third quarter financial results in more detail.  To participate in the call please dial 888-713-4215 or 617-213-4867, referencing passcode #41299823, five minutes before the start of the call. A replay will be available for one week beginning about one hour after the completion of the call by dialing 888-286-8010 or 617-801-6888, referencing passcode #84847251.  Alternatively, the conference call and replay will be available by visiting the investor relations section of Weyco Group’s website at www.weycogroup.com.

About Weyco Group:

Weyco Group, Inc., designs and markets moderately priced and better-grade men’s branded footwear for casual, fashion, and dress lifestyles.  The principal brands of shoes sold by the Company are Florsheim, Nunn Bush, and Stacy Adams.  The Company’s products are sold to shoe specialty stores, department stores and clothing retailers.  Weyco Group, Inc. operates wholesale and retail businesses in the United States, Canada, Europe, Australia, South Africa and the Far East.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Various factors could cause the results of Weyco Group to be materially different from any future results expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the Company’s ability to: (i) successfully market and sell its products in a highly competitive industry and in view of changing consumer trends, consumer acceptance of products and other factors affecting retail market conditions; (ii) procure its products from independent manufacturers; and (iii) other factors, including those detailed from time to time in Weyco Group’s filings made with the SEC.   Weyco Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, contact:

John Wittkowske
Senior Vice President and Chief Financial Officer
414-908-1880

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands, except per share amounts)

Net sales	$57,943	$57,170	$166,904	$171,465
Cost of sales	36,272	36,265	106,631	108,561
Gross earnings	21,671	20,905	60,273	62,904

Selling and administrative expenses	17,089	14,578	50,156	43,097
Earnings from operations	4,582	6,327	10,117	19,807

Interest income	523	496	1,542	1,496
Interest expense	(1)	(15)	(26)	(45)
Other income and expense, net	373	3	1,172	11

Earnings before provision for income taxes	5,477	6,811	12,805	21,269

Provision for income taxes	1,877	2,470	4,352	7,745

Net earnings	3,600	4,341	8,453	13,524

Net earnings attributable to noncontrolling interest	240	-	404	-

Net earnings attributable to Weyco Group, Inc.	$3,360	$4,341	$8,049	$13,524

Weighted average shares outstanding
Basic	11,256	11,352	11,259	11,418
Diluted	11,453	11,726	11,493	11,791

Earnings per share
Basic	$0.30	$0.38	$0.71	$1.18
Diluted	$0.29	$0.37	$0.70	$1.15

Cash dividends per share	$0.15	$0.14	$0.44	$0.39

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
	2009	2008
	(Dollars in thousands)
ASSETS:
Cash and cash equivalents	$10,709	$11,486
Marketable securities, at amortized cost	1,326	6,623
Accounts receivable, net	42,612	29,873
Accrued income tax receivable	-	2,226
Inventories	44,452	47,012
Deferred income tax benefits	371	579
Prepaid expenses and other current assets	3,245	3,678
Total current assets	102,715	101,477

Marketable securities, at amortized cost	46,319	39,447
Deferred income tax benefits	629	736
Other assets	11,058	10,069
Property, plant and equipment, net	28,351	28,043
Trademark	10,868	10,868
Total assets	$199,940	$190,640

LIABILITIES & SHAREHOLDERS' INVESTMENT:
Short-term borrowings	$-	$1,250
Accounts payable	7,043	7,494
Dividend payable	1,690	1,589
Accrued liabilities	8,491	6,490
Accrued income taxes	801	-
Total current liabilities	18,025	16,823

Long-term pension liability	15,255	15,160

Common stock	11,322	11,353
Capital in excess of par value	16,578	15,203
Reinvested earnings	143,204	142,617
Accumulated other comprehensive loss	(8,384)	(10,516)
Total Weyco Group Inc. shareholders' investment	162,720	158,657
Noncontrolling interest	3,940	-
Total shareholders' investment	166,660	158,657
Total liabilities and shareholders' investment	$199,940	$190,640

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

	2009	2008
	(Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$8,453	$13,524
Adjustments to reconcile net earnings to net cash provided by operating activities -
Depreciation	2,163	1,962
Amortization	70	85
Deferred income taxes	315	(598)
Stock-based compensation	645	437
Pension contibution	(1,000)	-
Pension expense	2,240	1,014
Loss on disposal of fixed assets	14	141
Increase in cash surrender value of life insurance	(249)	(247)
Change in operating assets and liabilities -
Accounts receivable	(8,042)	(2,297)
Inventories	9,614	(1,179)
Prepaids and other current assets	956	453
Accounts payable	(1,953)	(2,568)
Accrued liabilities and other	1,623	(1,673)
Accrued income taxes	3,027	184
Net cash provided by operating activities	17,876	9,238

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses	(9,320)	-
Purchase of marketable securities	(8,065)	(2,841)
Proceeds from maturities of marketable securities	6,420	4,078
Life insurance premiums paid	(155)	(155)
Purchase of property, plant and equipment	(935)	(2,048)
Proceeds from the sale of property, plant and equipment	-	2
Net cash used for investing activities	(12,055)	(964)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash received from noncontrolling interest	1,314	-
Cash dividends paid	(4,881)	(4,144)
Shares purchased and retired	(2,596)	(8,418)
Proceeds from stock options exercised	677	2,058
Net (repayments) borrowings under revolving credit agreement	(1,250)	1,450
Income tax benefits from share-based compensation	138	1,635
Net cash used for financing activities	(6,598)	(7,419)

Net (decrease) increase in cash and cash equivalents	(777)	855

CASH AND CASH EQUIVALENTS at beginning of period	$11,486	$7,859

CASH AND CASH EQUIVALENTS at end of period	$10,709	$8,714

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid, net of refunds	$1,304	$6,470
Interest paid	$28	$45